SUBSIDIARIES OF THE COMPANY

                                                                % OF SHARES
NAME                                      WHERE INCORPORATED        OWNED
- -------------------------------           ------------------    -----------

The Pep Boys-Manny, Moe & Jack
Jack of California
1122 W. Washington Blvd.
Los Angeles, CA 90015                             California           100%

Pep Boys- Manny, Moe & Jack
of Delaware, Inc.
3111 W. Allegheny Avenue
Philadelphia, PA 19132                              Delaware           100%

Pep Boys- Manny, Moe & Jack
of Puerto Rico, Inc.
3111 W. Allegheny Avenue
Philadelphia, PA 19132                              Delaware           100%

Colchester Insurance Company
7 Burlington Square
Burlington, VT 05401                                 Vermont           100%

PBY Corporation
Suite 946
1105 North Market Street
Wilmington, DE 19899                                Delaware           100%

MMJ Corporation
Suite 946
1105 North Market Street
Wilmington, DE 19899                                Delaware           100%

Carrus Supply Corporation
32 Loockerman Square
Suite L-100
Dover, DE  19901                                    Delaware           100%